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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                  STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY*                               INCORPORATION OR ORGANIZATION
-------------------                               -----------------------------
Ixia Europe Limited                               United Kingdom
Ixia KK                                           Japan

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* The subsidiary of the Registrant does not do business under any name other than as listed above.